10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period
"April 30, 2007 through April 30, 2008."

Fund
Income Advantage Fund
Advisor
EIMCO
Security
Lamar Advertising 6 5/8  8/15
Date
10/1/07
Cost
"$1,820,000"
% of Offering Purchase
0.66%
Broker
BNP Paribas
Members
BNY Capital Markets
Caylon Securities USA Inc.
Royal Bank of Scotland

Fund
Income Advantage Fund
Advisor
EIMCO
Security
"Transportation Revenue Bonds, Series 2007B"
Date
12/13/07
Cost
"$300,000"
% of Offering Purchase
0.07%
Broker
Citigroup
Members
J.P. Morgan
Lehman Brothers
Bear Stearns
"Wachovia Bank, N.A. "

Fund
Income Advantage Fund
Advisor
EIMCO
Security
CMS Energy Corp 6.55% Senior Notes due 2017
Date
7/17/07
Cost
"$4,500,000"
% of Offering Purchase
1.80%
Broker
Deutsce Bank Securities
Members
Barclays Capital
Citi
JPMorgan
Wachovia Securities

Fund
Income Advantage Fund
Advisor
EIMCO
Security
Universal Hospital Services Floating Rate Notes due 2015
Date
7/25/07
Cost
"$1,113,000"
% of Offering Purchase
0.48%
Broker
Merrill Lynch & Co.
Members
"Bear, Stearns & Co. Inc. "
Wachovia Securities

Fund
Income Advantage Fund
Advisor
EIMCO
Security
Universal Hospital Services Floating Rate Notes due 2015
Date
7/25/07
Cost
"$1,558,000"
% of Offering Purchase
0.68%
Broker
Merrill Lynch & Co.
Members
"Bear, Stearns & Co. Inc. "
Wachovia Securities

Fund
Income Advantage Fund
Advisor
EIMCO
Security
Community Health Systems Sr Floating Notes duue 2015
Date
7/25/07
Cost
"$11,540,000"
% of Offering Purchase
0.34%
Broker
Merrill Lynch & Co.
Members
"Bear, Stearns & Co."
Wachovia Securities


Fund
Income Advantage Fund
Advisor
EIMCO

Security
Universal Hospital Services 8 1/2 15 Sr. Secured PIK Toggle Notes
Date
5/22/07
Cost
"$155,800,000"
% of Offering Purchase
0.68%
Broker
Merrill Lynch & Co.
Members
"Bear, Stearns & Co."
Wachovia Securities

Fund
Income Advantage Fund
Advisor
EIMCO

Security
Universal Hospital Sr. Secured Floating Rate Notes due 2015
Date
5/22/07
Cost
"$111,300,000"
% of Offering Purchase
0.48%
Broker
Merrill Lynch & Co.
Members
"Bear, Stearns & Co."
Wachovia Securities